Exhibit 4.59

THE SYMBOL “[    ]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Power of Attorney Re Shareholder’s Rights of

Beijing Shangqin Culture Management Partnership (Limited Partnership)

I, Luo Yueting, a Chinese citizen with the Chinese Identification No. [                ], holding 19.9999% of the partnership interest in Beijing Shangqin Culture Management Partnership (Limited Partnership) (the “Target”) as of the date of this Power of Attorney (representing RMB 199,999 contribution amount of the Target), hereby irrevocably authorize Tencent Music (Beijing) Co., Ltd. (the “WFOE”) to exercise the following rights with respect to the existing and future partnership interest held by myself in the Target (the “Owned Partnership Interest”) during the effective term of this Power of Attorney:

Authorizing WFOE as my sole and exclusive proxy, to exercise, including without limitation, the following rights on my behalf with full authority with respect to the Owned Partnership Interest: 1) to attend and vote on the partners’ meetings of the Target; 2) to exercise all partner’s rights and partner’s voting rights which I am entitled with under the laws and the partnership agreement of the Target and supplements thereto, including without limitation, rights to sell, transfer, pledge or otherwise dispose of all or any part of the Owned Partnership Interest; 3) as the partnership manager agreed in the partnership agreement, to conduct and manage the partnership affairs, and 4) as my authorized representative, to appoint and elect the managing partner of the Target and its appointed representative, and other person authorized to conduct the partnership affairs.

WFOE shall be authorized to execute, amend and perform, on my behalf, any and all agreements to which I shall be a party as specified in (1) the Exclusive Option Agreement entered into as of the date hereof by and among me, WFOE and the Target, (2) the Partnership Interest Pledge Agreement entered into as of the date hereof by and among me, WFOE and the Target, (3) the Loan Agreement entered into as of the date hereof by and between me and WFOE, and (4) the Partnership Agreement and the Supplementary Agreement to Partnership Agreement by and among me and other partners of the Target (together with any amendments, revisions or restatements, the “Transaction Documents”), and duly perform the Transaction Documents. The authority granted under this Power of Attorney shall not be limited by the exercise of such right in any way.

Any act conducted or any documents executed by WFOE with respect to the Owned Partnership Interest shall be deemed conducted or executed by myself which I shall acknowledge.

WFOE shall be entitled to assign the authority to any other individual or entity for conducting the abovementioned matters without the necessity to inform me or obtain my prior consent. WFOE shall appoint a Chinese citizen to exercise the abovementioned rights as required by the PRC laws (if any).

As long as I am a partner of the Target, this Power of Attorney shall be irrevocable and remain valid and effective from the date of this Power of Attorney.

During the effective term of this Power of Attorney, I hereby waive all rights in connection with the Owned Partnership Interest that have been granted to WFOE under this Power of Attorney, and will refrain from exercising such rights on my own.

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This Page is the signature page to the Power of Attorney.

Signature: /s/ Luo Yueting

Name: Luo Yueting

Nov. 29, 2021

Accepted by:

Tencent Music (Beijing) Co., Ltd.

/s/ Tencent Music (Beijing) Co., Ltd.

[Company Chop is affixed]

Acknowledged by:

Beijing Shangqin Culture Management Partnership (Limited Partnership)

/s/ Beijing Shangqin Culture Management Partnership (Limited Partnership)

[Company Chop is affixed]

Signature Page of Power of Attorney Re Partner’s Rights of Beijing Shangqin Culture Management Partnership (Limited Partnership)

between Tencent Music (Beijing) Co., Ltd. and Luo Yueting